                                                                    EXHIBIT 3.13


                           ARTICLES OF INCORPORATION

     I, the undersigned sole incorporator, hereby form and establish a corporation FOR profit under the laws of the State of Kansas.

         FIRST. The name of the corporation is Kenya Corporation.

         SECOND. The address of its principal place of business and registered office in this state is RFD #1 Box 39, Cedarpoint, Chase County, Kansas 66843, and the name of its resident agent at such address is Marie Holtsclaw.

         THIRD. This corporation is organized FOR profit and the nature of its business is area cable TV construction which is generally defined as constructing poles, hanging cables and TV antenna systems in towns and local residences. This corporation shall also be empowered to do any lawful act or activity for which corporations may be organized under the Kansas Corporation Code.

         FOURTH. The total amount of authorized capital of this corporation is $300,000.00 which shall be divided into 3,000 shares of common stock with a par value of $100.00 each share.

         FIFTH. The name and address of the incorporator is:

         Jeffery J. Ebersole, 1827 Windsor Drive, Newton,
         Harvey County, Kansas 67114.

Said incorporator shall serve as director of this corporation until his successor, if any, is elected and qualifies.

         SIXTH. The corporation is to have perpetual existence.

         SEVENTH. The number of directors of this corporation shall be as determined by the by-laws.

         EIGHTH.

         A. LIABILITY OF STOCKHOLDERS.

         The private property of stockholders or members of this corporation shall not be subject to payment of the debts of the corporation.

         B. MANAGEMENT.

         The management of all the affairs, and the interest of the corporation shall be vested in the Director or Board of Directors, so constituted and elected as provided by the by-laws of this corporation.

         C. COMPOSITION WITH CREDITORS: SETTLEMENT OF DISPUTES:
            REORGANIZATION.

         Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them or between this corporation and its stockholders or any class of them, any court of competent jurisdiction within the state of Kansas, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of K.S.A. 17-6901 or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of K.S.A. 17-6808 may

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order a meeting of the creditors or class of creditors, or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement and the said reorganization, if sanctioned by the court to which the said application has been made, shall be binding on all the creditors or class of creditors, or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

         D. RESTRICTING SALES OF STOCKS BY OWNER.

         No stockholder shall sell his stock or any part thereof to any person not already a stockholder in the corporation, unless the proposed seller shall first give the corporation or other stockholders an opportunity to purchase same. Any unissued stock of said corporation shall be first offered to existing stockholders in proportion to their ownership interest.

         E. DIRECTORS MUST BE STOCKHOLDERS.

         All directors to be eligible for election as such, must be the owners of at least one (1) share of stock in this corporation.

         F. VOTING POWER.

         Each stockholder shall, at every meeting of the stockholders, be entitled to one vote in person or by proxy for each share of the capital stock held by such stockholder.

         G. BY-LAWS.

         The incorporator, or stockholders, shall have the power to adopt original by-laws of this corporation, and upon the failure to do so, the power shall be vested in the Director or Board of Directors of such corporation. The power to amend, alter or repeal the by-laws of this corporation, shall be vested in the Director, or Board of Directors, subject to the power of the stockholders to amend, alter or repeal the by-laws, provided, however, that notice of any such action by the Director, or Board of Directors shall be given to each stockholder having voting rights, within ten days after the date of such change by the Board.

         IN TESTIMONY WHEREOF, I have hereunto subscribed my name this 31st day of December, 1980.

                                        /s/ JEFFREY J. EBERSOLE
                                        ---------------------------------
                                        Jeffrey J. Ebersole


STATE OF NEBRASKA, COUNTY OF SARPY, SS:

         Personally appeared before me, a notary public in and for Sarpy County, Nebraska, the above named Jeffery J. Ebersole, who is personally known to me to be the same person who executed the foregoing instrument of writing and duly acknowledged the execution of the same.

         IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my official seal, this 31st day of December, 1980.



                                        /s/ DONNA L. ALM
                                        ---------------------------------
                                        Notary Public


[SEAL]

                            CERTIFICATE OF AMENDMENT
                        OF THE ARTICLES OF INCORPORATION
                               KENYA CORPORATION


                                                     2027 01 07-02-1998 08:24:06
                                                                     [ILLEGIBLE]
                                                           53 CORPORATION CHANGE
                                                                          $20.00


         Pursuant to Section 17-6602 of the Kansas Corporation Code (the "Code"), the Articles of Incorporation of Kenya Corporation (the "Corporation") are hereby amended according to this Certificate of Amendment:

         FIRST: The first article of the Articles of Incorporation is amended in its entirety to read as follows:

               FIRST. The name of the corporation is Channel Communications,
                      Inc.

         SECOND: Subparagraphs D and E of the eighth article of the Articles of Incorporation are deleted in their entirety.

         THIRD: The foregoing amendments were duly authorized and approved by the Corporation's Board of Directors and sole stockholder in accordance with
Section 17-6602 of the Code, on the 30th day of April, 1998.


         IN WITNESS WHEREOF, the undersigned officers of the Corporation have executed this instrument this 30th day of April, 1998.


                                                  '98 JUN 26 PM 2 24
                                                         FILED
                                                  SECRETARY OF STATE
Attest:                                                 KANSAS



/s/ ROSEMARIE MULHOLLAND                By: /s/ WILLIAM J. MERCURIO
------------------------                    -----------------------
Rosemarie Mulholland                            William J. Mercurio
Assistant Secretary                             Vice President

STATE OF FLORIDA         )
                         )    SS:
COUNTY OF PALM BEACH     )


         The foregoing document was executed before me this 30th day of April, 1998 by William J. Mercurio, Vice President of Kenya Corporation, who is personally known to me.


                                                [SEAL]


                                         /s/ RUTH ANN DARLING
                                         ----------------------------
                                         Notary Public
                                         State of Florida


My Commission Expires:  March 16, 2001


STATE OF FLORIDA         )
                         )    SS:
COUNTY OF PALM BEACH     )


         The foregoing document was executed before me this 30th day of April, 1998 by Rosemarie Mulholland, Assistant Secretary of Kenya Corporation, who is personally known to me.



                                                 [SEAL]


                                         /s/ RUTH ANN DARLING
                                         ----------------------------
                                         Notary Public
                                         State of Florida


My Commission Expires:  March 16, 2001